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                                                                      EXHIBIT 11

            UNITED COMPANIES FINANCIAL CORPORATION AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE

                                                                      Three Months Ended March 31,
                                                                   ---------------------------------
                                                                       1997                  1996
                                                                   -----------          ------------
                                                                (in thousands, except per share amounts)
Primary Earnings Per Share
--------------------------
    Income available to common shareholders:
    ----------------------------------------
    Income from continuing operations . . . . . . . . . . . . .    $    20,158          $     17,229
    Income from discontinued operations . . . . . . . . . . . .            -                     610
                                                                   -----------          ------------

    Total . . . . . . . . . . . . . . . . . . . . . . . . . . .    $    20,158          $     17,839
                                                                   ===========          ============

    Weighted average number of common and
    common equivalent shares:
    --------------------------------------------
    Average common shares outstanding . . . . . . . . . . . . .         28,004                27,850
    Add:  Dilutive effect of stock options after
            application of treasury stock method  . . . . . . .            639                   868
          Dilutive effect of preferred stock
            after application of "if converted" method  . . . .          3,230                 3,230
                                                                   -----------          ------------
    Total . . . . . . . . . . . . . . . . . . . . . . . . . . .         31,873                31,948
                                                                   ===========          ============

    Earnings per share:
    -------------------
    Income from continuing operations . . . . . . . . . . . . .    $       .63          $        .54
    Income from discontinued operations . . . . . . . . . . . .            -                     .02
                                                                   -----------          ------------

    Total . . . . . . . . . . . . . . . . . . . . . . . . . . .    $       .63          $        .56
                                                                   ===========          ============

Fully Diluted Earnings Per Share
--------------------------------
    Income available to common shareholders:
    ----------------------------------------
    Income from continuing operations . . . . . . . . . . . . .    $    20,158          $     17,229
    Income from discontinued operations . . . . . . . . . . . .            -                     610
                                                                   -----------          ------------

    Total . . . . . . . . . . . . . . . . . . . . . . . . . . .    $    20,158          $     17,839
                                                                   ===========          ============

    Weighted average number of common and
    all dilutive contingent shares:
    -----------------------------------------------
    Average common shares outstanding . . . . . . . . . . . . .         28,004                27,850
    Add:  Dilutive effect of stock options after
            application of treasury stock method  . . . . . . .            639                   965
          Dilutive effect of preferred stock
            after application of "if converted" method  . . . .          3,910                 3,910
                                                                   -----------          ------------
    Total . . . . . . . . . . . . . . . . . . . . . . . . . . .         32,553                32,725
                                                                   ===========          ============

    Earnings per share:
    -------------------
    Income from continuing operations . . . . . . . . . . . . .    $       .62          $        .53
    Income from discontinued operations . . . . . . . . . . . .              -                   .02
                                                                   -----------          ------------

    Total . . . . . . . . . . . . . . . . . . . . . . . . . . .    $       .62          $        .55
                                                                   ===========          ============





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